UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2017

  L3 TECHNOLOGIES, INC.
 (Exact Name of Registrant as Specified in its Charter)

Delaware	001-37975	13-3937436

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Third Avenue, New York, New York	10016

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 697-1111
 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2017, L3 Technologies, Inc. (the “Company”) announced the retirements of Curtis Brunson, Executive Vice President of Corporate Strategy and Development, and Steve Kantor, Senior Vice President and President of Electronic Systems.

In connection with Mr. Brunson’s retirement from the Company, the Company entered into a consulting agreement (the “Brunson Agreement”) with Mr. Brunson effective on May 1, 2017 and which expires on April 30, 2018 (the “Brunson Consulting Period”).  Pursuant to the Brunson Agreement, Mr. Brunson will be entitled to a monthly consulting fee of $30,000 and certain health related benefits during the Brunson Consulting Period. The Brunson Agreement also prohibits Mr. Brunson from soliciting the Company’s employees or engaging in competitive activities during the Brunson Consulting Period.

The foregoing summary of the Brunson Agreement does not purport to be complete and is qualified in its entirety by reference to the agreement itself, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

In connection with Mr. Kantor’s retirement from the Company, the Company entered into a consulting agreement (the “Kantor Agreement”) with Mr. Kantor effective on April 1, 2017 and which expires on March 31, 2018 (the “Kantor Consulting Period”).  Pursuant to the Kantor Agreement, Mr. Kantor will be entitled to a monthly consulting fee of $30,000 and certain health related benefits during the Kantor Consulting Period. The Kantor Agreement also prohibits Mr. Kantor from soliciting the Company’s employees or engaging in competitive activities during the Kantor Consulting Period.

 The foregoing summary of the Kantor Agreement does not purport to be complete and is qualified in its entirety by reference to the agreement itself, which is filed hereto as Exhibit 10.2 and is incorporated herein by reference.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits.

           (D) Exhibits

Exhibit Number	Title
10.1	Consulting Agreement between L3 Technologies, Inc. and Curtis Brunson
10.2	Consulting Agreement between L3 Technologies, Inc. and Steve Kantor

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L3 TECHNOLOGIES, INC.
By:	/s/ Allen E. Danzig
	Name:	Allen E. Danzig
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Dated:  February 23, 2017